As filed with the Securities and Exchange Commission on June 20, 2019
Registration No. 333-232170

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	3841	20-1176000
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3360 Martin Farm Road, Suite 100 Suwanee, Georgia 30024
(770) 419-7525
(Address, including zip code, and telephone number, including area code, of registrants principal executive offices)

Kevin A. Richardson, II
Chief Executive Officer
SANUWAVE Health, Inc.
3360 Martin Farm Road, Suite 100
Suwanee, Georgia 30024
(770) 419-7525
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Murray Indick, Esq.
John M. Rafferty, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105
(415) 268-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

SANUWAVE Health, Inc.

Table of Contents

Page
EXPLANATORY NOTE	3

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits	4

SIGNATURES	8

Explanatory Note

The purpose of this Amendment No. 1 to the registrant’s Form S-1 filed with the Securities and Exchange Commission on June 18, 2019 (the “Form S-1”), is to update Exhibit 5.1 to the Form S-1 as indicated in Item 16 of this amendment.  No other changes have been made to Part I or Part II of the Form S-1, other than to Item 16 of Part II, and those items have therefore been omitted.  Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II, the signature page to the Form S-1 and the exhibits filed herewith.

ITEM 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of September 25, 2009, by and between Rub Music Enterprises, Inc., RME Delaware Merger Sub, Inc. and SANUWAVE, Inc. (Incorporated by reference to Form 8-K filed with the SEC on September 30, 2009).

3.1	Articles of Incorporation (Incorporated by reference to the Form 10-SB filed with the SEC on December 18, 2007).
3.2	Certificate of Amendment to the Articles of Incorporation (Incorporated by reference to Appendix A to the Definitive Schedule 14C filed with the SEC on October 16, 2009).
3.3	Certificate of Amendment to the Articles of Incorporation (Incorporated by reference to Appendix A to the Definitive Schedule 14C filed with the SEC on April 16, 2012).
3.4	Bylaws (Incorporated by reference to the Form 10-SB filed with the SEC on December 18, 2007).
3.5
Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company dated March 14, 2014 (Incorporated by reference to the Form 8-K filed with the SEC on March 18, 2014).

3.6	Certificate of Amendment to the Articles of Incorporation, dated September 8, 2015 (Incorporated by reference to the Form 10-K filed with the SEC on March 30, 2016).
3.7	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible
4.1	Form of Class A Warrant Agreement (Incorporated by reference to Form 8-K filed with the SEC on September 30, 2009).
4.2	Form of Class B Warrant Agreement (Incorporated by reference to Form 8-K filed with the SEC on September 30, 2009).
4.3	Form of Class D Warrant Agreement (Incorporated by reference to Form 8-K filed with the SEC on October 14, 2010).
4.4	Form of Class E Warrant Agreement (Incorporated by reference to Form 8-K filed with the SEC on April 7, 2011).
4.5	Form of Series A Warrant (Incorporated by reference to the Form 8-K filed with the SEC on March 18, 2014).
4.6	Form of 18% Senior Secured Convertible Promissory Note issued by the Company to select accredited investors (Incorporated by reference to Form 8-K filed with the SEC on February 27, 2013).
4.7	Form of Convertible Promissory Note between the Company and accredited investors party thereto (Incorporated by reference to the Form 8-K filed with the SEC on March 18, 2014).
4.8	Amendment No. 1 to the Convertible Note Agreement between the Company and accredited investors party thereto (Incorporated by reference to the Form 8-K filed with the SEC on March 18, 2014).
4.9	Class K Warrant Agreement by and between the Company and HealthTronics, Inc., dated June 15, 2015 (Incorporated by reference to the Form 8-K filed with the SEC on June 18, 2015).
4.10	Amendment No. 1 to Class K Warrant Agreement by and between the Company and HealthTronics, Inc., dated June 28, 2016 (Incorporated by reference to the Form 10-Q filed with the SEC on August 15, 2016).
4.11	Form of Class L Warrant Common Stock Purchase Warrant (Incorporated by reference to the Form 8-K filed with the SEC on March 17, 2016).
4.12	Second Form of Class L Warrant Common Stock Purchase Warrant (Incorporated by reference to the Form 8-K filed with the SEC on August 24, 2016).
4.13	Registration Rights Agreement dated January 13, 2016 among the Company and the investors listed therein (Incorporated by reference to the Form 8-K filed with the SEC on January 19, 2016).
4.14	Class K Warrant Agreement dated as of August 3, 2017, between the Company and HealthTronics, Inc. (Incorporated by reference to Form 8-K filed with the SEC on August 4, 2017).
4.15	Form of Class N Warrant. (Incorporated by reference to Form 8-K filed with the SEC on November 9, 2017).
4.16	Letter to Series A Warrantholders, Class N Warrantholders and Class L Warrantholders, dated January 29, 2019. (Incorporated by reference to Form 8-K filed with the SEC on January 25, 2019).
4.17	Form of Class O Warrant. (Incorporated by reference to Form 8-K filed with the SEC on March 15, 2019).
4.18	Letter to Class N Warrantholders and Class O Warrantholders, dated March 14, 2019. (Incorporated by Reference to Form 8-K filed with the SEC on March 15, 2019).
4.19	Letter to Class N Warrant holders, dated June 5, 2019 (Incorporated by reference to Form 8-K filed with the SEC on June 7, 2019).
4.20	Letter to Class O Warrant holders, dated June 5, 2019 (Incorporated by reference to Form 8-K filed with the SEC on June 7, 2019).
5.1*	Opinion of Hutchison & Steffen, LLC (Incorporated by reference to Form S-1/A filed with the SEC on February 14, 2019).
10.1∞	Amended and Restated 2006 Stock Option Incentive Plan of SANUWAVE Health, Inc. (Incorporated by reference to Form 8-K filed with the SEC on November 3, 2010).
10.2
Form of Securities Purchase Agreement, by and among the Company and the accredited investors party thereto, dated March 17, 2014 (Incorporated by reference to the Form 8-K filed with the SEC on March 18, 2014).

10.3	Form of Registration Rights Agreement, by and among the Company and the holders party thereto, dated March 17, 2014 (Incorporated by reference to the Form 8-K filed with the SEC on March 18, 2014).

10.4
Form of Subscription Agreement for the 18% Convertible Promissory Notes between the Company and the accredited investors a party thereto (Incorporated by reference to the Form 8-K filed with the SEC on March 18, 2014).

10.5
Amendment to certain Promissory Notes that were dated August 1, 2005, by and among the Company, SANUWAVE, Inc. and HealthTronics, Inc., dated June 15, 2015 (Incorporated by reference to the Form 8-K filed with the SEC on June 18, 2015.)

10.6	Security Agreement, by and between the Company and HealthTronics, Inc., dated June 15, 2015 (Incorporated by reference to the Form 8-K filed with the SEC on June 18, 2015).
10.7	Exchange Agreement dated January 13, 2016 among the Company and the investors listed therein (Incorporated by reference to the Form 8-K filed with the SEC on January 19, 2016).
10.8
Escrow Deposit Agreement dated January 25, 2016 among the Company, Newport Coast Securities, Inc. and Signature Bank (Incorporated by reference to the Form S-1/A filed with the SEC on February 3, 2016).

10.9
Second Amendment to Certain Promissory Notes entered into as of June 28, 2016 by and among the Company, SANUWAVE, Inc. and HealthTronics, Inc. (Incorporated by reference to the Form 10-Q filed with the SEC on August 15, 2016).

10.10
Form of Securities Purchase Agreement, by and among the Company and the accredited investors a party thereto, dated March 11, 2016 (Incorporated by reference to the Form 8-K filed with the SEC on March 17, 2016).

10.11
Form of Securities Purchase Agreement, by and between the Company and the accredited investors a party thereto, dated August 24, 2016 (Incorporated by reference to the Form 8-K filed with the SEC on J August 25, 2016).

10.12
Form of Registration Rights Agreement, by and between the Company and the holders a party thereto, dated August 24, 2016 (Incorporated by reference to the Form 8-K filed with the SEC on August 25, 2016).

10.13
Third Amendment to promissory notes entered into as of August 3, 2017 by and among the Company, SANUWAVE, Inc. and HealthTronics, Inc. (Incorporated by reference to Form 8-K filed with the SEC on August 4, 2017).

10.14#
Binding Term Sheet for Joint Venture Agreement between the Company and MundiMed Distribuidora Hospitalar LTDA effective as of September 25, 2017 (Incorporated by reference to Form 10-Q filed with the SEC on November 15, 2017).

10.15	Master Equipment Lease, dated January 26, 2018, by and among the Company and NFS Leasing, Inc. (Incorporated by reference to Form 8-K filed with the SEC on February 15, 2018).
10.17#
Agreement for Purchase and Sale, Limited Exclusive Distribution and Royalties, and Servicing and Repairs of dermaPACE Systems and Equipment among the Company, and Premier Shockwave Wound Care, Inc. and Premier Shockwave, Inc. dated as of February 13, 2018 (Incorporated by reference to Form 10-K filed with the SEC on March 29, 2018).

10.18∞	Offer Letter, dated April 11, 2018, between the Company and Shri Parikh (Incorporated by reference to Form 8-K filed with the SEC on June 7, 2018).
10.19	Agreement, dated June 14, 2018, by and among the Company and Johnfk Medical Inc. (Incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on June 29, 2018).
10.20
Offer Letter, dated as of April 15, 2018, by and between SANUWAVE Health, Inc. and SHRI Parikh (Incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on June 7, 2018).

10.21	Agreement, dated June 14, 2018, by and among the Company and Johnfk Medical Inc. (Incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on June 29, 2018).
10.22
Joint Venture Agreement, dated September 21, 2018, by and among SANUWAVE Health, Inc., Johnfk Medical Inc. and Holistic Wellness Alliance Pte. Ltd (formerly known as Holistic Health Institute Pte. Ltd) (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 27, 2018).

10.23∞	Offer Letter, dated as of November 30, 2018, by and between SANUWAVE Health, Inc. and Kevin Richardson. (Incorporated by reference to Form 8-K filed with the SEC on December 4, 2018).
10.24
Letter to Series A Warrantholders, Class N Warrantholders and Class L Warrantholders, dated January 29, 2019 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 25, 2019).

10.25
Termination Agreement, dated June 4, 2019, by and among SANUWAVE Health, Inc., Johnfk Medical Inc. and Holistic Wellness Alliance Pte. Ltd (formerly know as Holistic Health Institute Pte. Ltd) (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2019).

21.1	List of subsidiaries
23.1**	Consent of Cherry Bekaert LLP, independent registered public accountants.
23.2**	Consent of Marcum LLP, independent registered public accountants.
24.1**	Power of Attorney (set forth on the signature page of the registration statement).
______________________________________________________________
∞Indicates management contract or compensatory plan or arrangement.
** Previously filed as the same-numbered exhibits to our registration statement on Form S-1 (File No. 333-232170) filed on June 18, 2019).
# Confidential treatment has been requested as to certain portions of this exhibit, which portions have been omitted and submitted separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Suwanee, State of Georgia, on June 20, 2019.

SANUWAVE Health, Inc.

By:	/s/ Kevin A. Richardson, II
Name:	Kevin A. Richardson, II
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Date

By: /s/ Kevin A. Richardson, II	Director and Chief Executive Officer (principal executive officer)	June 20, 2019
Name: Kevin A. Richardson, II

By: /s/ Lisa Sundstrom	Chief Financial Officer	June 20, 2019
Name: Lisa Sundstrom	(principal financial and accounting officer)

By: *	Director	June 20, 2019
Name: John F. Nemelka

By: *	Director	June 20, 2019
Name: Alan L. Rubino

By: *	Director	June 20, 2019
Name: A. Michael Stolarski

By: *	Director	June 20, 2019
Name: Maj-Britt Kaltoft

*By: /s/ Kevin A. Richardson, II
Kevin A. Richardson II
Attorney-in-Fact